                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ______________________

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  April 2, 2002
                Date of Report (Date of earliest event reported)

                             ______________________

                               FILENET CORPORATION

             (Exact name of registrant as specified in its charter)

        Delaware                     000-15997                      95-3757924
(State or other Jurisdiction    (Commission File Number)          (IRS Employer
    of Incorporation)                                         Identification Number)

   3565 Harbor Boulevard                                             92626
  Costa Mesa, California                                           (Zip Code)
(Address of principal executive offices)

                                 (714) 327-3400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Amendment No. 1

     On April 12, 2002, FileNET Corporation ("FileNET" or the "Company") filed a
Form 8-K to report its  acquisition of certain assets and  liabilities of eGrail
Inc. ("eGrail"). Pursuant to Item 7 of Form 8-K, FileNET indicated that it would file certain financial  information no later than the date required by Item 7 of
Form 8-K.  This  Amendment  No. 1 to Form 8-K is filed to provide  the  required financial  information  as set forth in items  7(a) and 7(b)  below and  Exhibit
99.2.

Item 2.  Acquisition or Disposition of Assets.

     On April 2, 2002,  FileNET  acquired  certain  assets and  assumed  certain liabilities of eGrail, a privately-owned  Web content  management  company.  The purchase price for the transaction was $9,000,000 in cash plus the assumption of certain  liabilities.  The  acquisition  was made pursuant to an Asset  Purchase
Agreement  entered into between 3565  Acquisition  Corporation,  a  wholly-owned subsidiary  of  FileNET,  and  eGrail  on April 2,  2002  (the  "Asset  Purchase
Agreement").  The purchase price was determined by an  arm's-length  negotiation between  FileNET  and eGrail,  and was funded with cash on hand of FileNET.  The acquired assets were used by eGrail in its Web content management business,  and they  will be  used by  FileNET  to  compliment  its  product  offerings  in its
Enterprise  Content  Management  business.  Alliant  Partners acted as financial advisors to eGrail in this transaction and was paid approximately $500,000. John

Savage, a member of FileNET's Board of Directors and audit committee is Managing
Partner of Alliant  Partners  and  accordingly,  abstained  from  voting on this transaction.  For a more complete  description of the terms of the  acquisition, please refer to the Asset  Purchase  Agreement,  which is an Exhibit to our Form
10-Q filed May 13, 2002, with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     The following financial statements of eGrail are attached hereto as Exhibit
     99.2 and incorporated herein by this reference:

     Audited  balance  sheet of  eGrail  as of  December  31,  2001 and  audited statement of operations,  stockholder's  equity and cash flows for the year ended December 31, 2001.

(b)  Pro forma financial information.

     The  following  unaudited  pro forma  condensed  financial  information  is included herein:

     Unaudited  pro forma  condensed  combined  balance sheet as of December 31,
     2001, and unaudited pro forma  condensed  combined  statement of operations for the year ended December 31, 2001.

(c)  Exhibits

     23.1 Consent of Independent  Auditors
     99.2 Financial Statements of Business acquired

Item 7. (b)  Pro Forma Financial Information.

     The  accompanying   unaudited  pro  forma  condensed   combined   financial
statements give effect to the acquisition  completed on April 2, 2002 by FileNET of eGrail. The unaudited pro forma condensed combined financial information does not  reflect  any cost  savings or other  synergies  that might  result from the transaction.  They are  presented  for  illustrative  purposes  only and are not necessarily  indicative  of  the  combined  financial  position  or  results  of operations for future periods or the financial position or results of operations that  actually  would have been  realized  had the  Company  and  eGrail  been a combined company during the specified periods.

     The  accompanying  unaudited  pro forma  condensed  combined  statement  of operations (the "Pro Forma Statement of Operations") for the year ended December
31, 2001 gives effect to the acquisition by FileNET of eGrail using the purchase method  as if it  occurred  on  January  1,  2001.  The Pro Forma  Statement  of
Operations is based on the respective historical financial statements of FileNET and  eGrail  for the year ended  December  31,  2001.  The  unaudited  pro forma condensed combined balance sheet as of December 31, 2001 (the "Pro Forma Balance
Sheet")  gives  effect to the  acquisition  as if it took place on December  31,
2001.  The Pro Forma  Statement of  Operations  and Pro Forma  Balance Sheet and
accompanying  notes (the "Pro Forma  Financial  Information")  should be read in conjunction  with, and are qualified by reference to, the  historical  financial statements of the Company,  included in its Form 10-K filed with the  Securities and  Exchange  Commission  on March  28,  2002 and the  historical  consolidated financial  statements  and related notes of eGrail,  included  elsewhere in this
Form 8-K/A.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No.
141,  "Business  Combinations," the acquisition has been accounted for under the purchase  method  of  accounting.  The  estimates  of fair  value of the  assets acquired  and  liabilities  assumed  are  based  on  a  preliminary  independent
appraisal  report  and  our  estimates.   The  following  table  summarizes  the
components of the purchase price (in thousands):

           Cash                                                  $    9,000
           Transaction costs                                            351
              Total purchase price                                    9,351

           Fair value of net tangible assets at 4/02/02          $      581
           Assumed liabilities                                         (739)
           Developed technology                                         387
           Patents                                                       24
           In-process research and development                        1,300
           Goodwill                                                   7,798
              Net assets acquired                               $     9,351

     In-process  research and development  consists of new product projects that were under  development  at the date of the  acquisition  and were  expected  to eventually lead to new products but had not yet established  feasibility and for which no future  alternative  use was  identified.  The  assigned  value of $1.3 million for the in-process  technology was expensed immediately upon the closing
date  of  the  acquisition.   The  valuation  of  the  in-process  research  and
development  projects  was based upon the  discounted  expected  future net cash flows of the products over their  expected  life. The assigned value of $387,000 for  acquired  developed  technology  was  based  upon the  multi-period  excess earnings  method  under  the  income  approach.  Acquired  intangibles  will  be amortized on a straight-line basis over two years.

     Goodwill,  the excess of purchase price over net assets  acquired,  will be subject to an annual  impairment test and effective  January 1, 2002 will not be amortized,  in  accordance  with SFAS No. 142,  "Goodwill  and Other  Intangible
Assets".

                                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        December 31, 2001
                                                         (In thousands)

                                                                     Historical
                                                                FileNET       eGrail        Adjustments            Combined
 ASSETS
 Current assets:
   Cash and cash equivalents                               $    107,502     $    853     $    (9,853) a), b)     $   98,502
   Short-term investments                                        64,660                                              64,660
   Accounts receivable, net                                      36,909          399            (298) b)             37,010
   Inventories, net                                               2,993                               b)              2,993
   Prepaid expenses and other assets                              9,521          474            (347) b)              9,648
   Deferred income taxes                                          2,779                                               2,779
      Total current assets                                      224,364        1,726         (10,498)               215,592

   Restricted cash                                                                77                                     77
   Property, net                                                 44,206          357             (82) b)             44,481
   Goodwill and other intangibles                                10,135           29           7,794  a)             17,958
   Developed technology                                                                          387  a)                387
   Deferred income taxes                                         21,445                                              21,445
   Other assets                                                   1,489                                               1,489
     Total assets                                          $    301,639    $  2,189      $    (2,399)           $   301,429

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                              $8,282          277              97  b)              8,656
   Accrued compensation and benefits                             17,804          389            (115) b)             18,078
   Customer deposits and advances                                 4,848                                               4,848
   Unearned revenue                                              30,996          814            (788) a), b)         31,022
   Accrued interest-convertible debt                                             276            (276) b)
   Convertible debt                                                            6,131          (6,131) b)
   Income taxes payable                                           3,999                                               3,999
   Other accrued liabilities                                     13,685          277             135  b), c)         14,097
     Total current liabilities                                   79,614        8,164          (7,078)                80,700

 Other liabilities and unearned maintenance revenue               6,200            4                                  6,204

 Series A convertible redeemable preferred stock                               5,100          (5,100) d)

Stockholders' equity:
   Common stock                                                 199,526          996            (996) d)            199,526
   Retained earnings (deficit)                                   44,906      (12,075)         10,775  d), h)         43,606
   Accumulated other comprehensive operations                   (14,040)                                            (14,040)
                                                                230,392      (11,079)          4,679                229,092
  Treasury stock, at cost; 1,098,000 shares                     (14,567)                                            (14,567)

  Net stockholders' equity                                      215,825      (11,079)          4,679                214,525
     Total                                               $       301,639    $  2,189     $    (2,399)           $   301,429

 Note:  See notes to unaudited pro forma condensed combined financial statements

                            UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                         (In thousands, except per share data)

                                                              Year Ended December 31, 2001
                                                       Historical                         Pro Forma
                                                  FileNET         eGrail       Adjustments          Combined
   Revenue:
     Software                                 $   118,972      $   1,719                         $   120,691
     Service                                      199,722          3,721                             203,443
     Hardware                                      13,840                                             13,840
     Total revenue                                332,534          5,440                             337,974

   Costs and expenses:
     Cost of software revenue                       7,481              2                               7,483
     Cost of service revenue                      100,447          3,045                             103,492
     Cost of hardware revenue                      10,021                                             10,021
     Total cost of revenue                        117,949          3,047                             120,996

         Gross profit                             214,585          2,393                             216,978

   Operating expenses:
     Research and development                      68,838          2,395                              71,233
     Selling, general and administrative          169,505          7,514                             177,019
     Amortization of purchased intangibles                                           194  e)             194
     Total operating expenses                     238,343          9,909             194             248,446

   Operating loss                                 (23,758)        (7,516)           (194)            (31,468)

   Other income (expense), net                      2,503           (827)           (382) f)           1,294

   Loss before income taxes                       (21,255)        (8,343)           (576)            (30,174)

   Benefit for income taxes                        (4,633)                          (127) g)          (4,760)

   Net loss                                  $    (16,622)     $  (8,343)      $    (449)        $   (25,414)

   Loss per share:
     Basic                                   $      (0.47)                                       $     (0.72)
     Diluted                                 $      (0.47)                                       $     (0.72)

   Weighted average shares outstanding:
     Basic                                         35,117                                             35,117
     Diluted                                       35,117                                             35,117

   Note:  See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following  adjustments  have been  reflected in the unaudited pro forma condensed combined financial statements:

      a)  To  record  cash  paid of $9.0  million,  and  the  allocation  of the purchase price applicable to purchase  accounting  entries,  including goodwill of $7.3  million,  developed  technology  of $0.4 million and in-process research and development of $1.3 million (see "h" below).

      b)  To eliminate  assets not acquired and  liabilities not assumed as part of the Agreement as follows:

                 Assets
                   Cash and cash equivalents                    $        853
                   Accounts receivable                                   298
                   Prepaid expenses and other assets                     347
                   Property, net                                          82
                   Other intangibles                                       5
                 Liabilities
                   Accounts payable                                      (97)
                   Accrued compensation and benefits                     115
                   Unearned revenue                                      322
                   Other accrued liabilities                             216
                   Convertible debt                                    6,131
                   Accrued interest-convertible debt                     276
                   Convertible redeemable preferred stock              5,100
                 Equity
                   Common stock                                          996
                   Retained deficit                             $    (12,075)

      c)  To accrue estimated transaction costs of $351,000.

      d)  To  eliminate  eGrail  stockholders'  equity  accounts of $996,000 for common stock,  $12.1 million for retained deficit and $5.1 million for convertible redeemable preferred stock.

      e)  To reflect the amortization of developed technology valued at $387,000 over two years on a straight-line  basis.  For the year ended December
          31, 2001  amortization  expense is $194,000.  In accordance  with SFAS
          142, goodwill is not amortized.

      f)  To reflect the decrease in interest income for the year ended December
          31,  2001 of  $382,000  due to the  use of  cash  in the  acquisition.
          Interest income was calculated based on FileNET's  historical interest rates earned on investments during this twelve-month period.

      g)  To adjust the income tax provision to reflect the estimated income tax benefit from amortization expense and the reduction of interest income using a 22% effective  tax rate for the year ended  December 31, 2001.
          This rate represents  FileNET's  historical effective tax rate for the period.

     h)   To record write off of  in-process  research and  development  of $1.3 million as a reduction to retained  earnings.  The Pro Forma Condensed
          Combimed  Statement  of  Operations  does not include  the  in-process research and development write-off as it is considered a non-recurring charge directly attributable to the transaction.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                                 FILENET CORPORATION

Date: June 11, 2002                             By:    /s/ Sam M. Auriemma
                                                Name:  Sam M. Auriemma
                                                Title: Senior Vice President, Finance, and
                                                       Chief Financial Officer

Item 7. (c)  Exhibits

                        EXHIBIT INDEX

Exhibits:        Description of Document

  23.1           Consent of Independent Auditors
  99.2           Financial Statements of Business acquired

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in  Registration  Statement  Nos.
33-90454,  33-96076,  33-80899,  333-02194,   333-09075,  333-34031,  333-66997,
333-89983,  333-43254,  333-59274,  and 333-71598 of FileNET Corporation on Form
S-8 of our report dated May 31, 2002 on the financial statements of eGrail, Inc.
as of and for the year ended December 31, 2001, appearing in this Current Report on Form 8-K/A of FileNET Corporation.

/s/ DELOITTE and TOUCHE LLP

Costa Mesa, California
June 10, 2002

Exhibit 99.2

eGrail, Inc.

Financial Statements as of and for the
Year Ended December 31, 2001, and
Independent Auditors' Report

eGrail, Inc.

TABLE OF CONTENTS

                                                              Page

INDEPENDENT AUDITORS' REPORT                                   1

FINANCIAL STATEMENTS FOR THE YEAR
   ENDED DECEMBER 31, 2001:

   Balance Sheet                                               2

   Statement of Operations                                     3

   Statement of Changes in Capital Deficiency                  4

   Statement of Cash Flows                                     5

   Notes to Financial Statements                               6-15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
   eGrail, Inc.:

We have audited the accompanying  balance sheet of eGrail, Inc. (the "Company"), as of December 31, 2001, and the related  statements of  operations,  changes in capital  deficiency,  and cash flows for the year then  ended.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the financial position of eGrail,  Inc., at December 31,
2001,  and the  results of its  operations  and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United
States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 1 to the financial  statements,  the  Company has  experienced  recurring  net  operating losses, net cash outflows from operations, and has negative working capital. The
Company's  ability to continue  operating  is dependent on its ability to secure additional  financing in the near term. These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's  plans regarding  these matters are also described in Note 1. The financial  statements do not  include  any  adjustments  that might  result  from the  outcome of this uncertainty.

/s/  DELOITTE and TOUCHE LLP

May 31, 2002
Costa Mesa, California

       eGrail, Inc.
       BALANCE SHEET
       AS OF DECEMBER 31, 2001
       (In Thousands, Except Share and Per Share Data)

       ASSETS

       CURRENT ASSETS:
            Cash and cash equivalents                                                     $       853
            Accounts receivable                                                                   399
            Deferred Interest - net                                                               243
            Deferred financing costs                                                               38
            Prepaid expenses and other current assets                                             193

                                    Total current assets                                  $     1,726

       RESTRICTED CASH                                                                             77
       PROPERTY AND EQUIPMENT - Net                                                               357
       INTANGIBLE ASSETS - Net                                                                     29

       TOTAL                                                                              $     2,189

       LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES:
            Accounts payable                                                                     $277
            Accrued compensation and benefits                                                     389
            Accrued liabilities                                                                   140
            Deferred revenues                                                                     814
            Accrued interest                                                                      276
            Convertible debt                                                                    6,131
            Short-term capital lease obligations                                                  137

                                    Total current liabilities                                   8,164

       LONG-TERM CAPITAL LEASE OBLIGATIONS                                                          4

       SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
            $0.01 par value; 10,000,000 shares authorized; 2,115,714 shares
               issued and outstanding (liquidation preference $5,714)                           5,100

       COMMITMENTS AND CONTINGENCIES (Notes 5 and 10)

       CAPITAL DEFICIENCY
            Common stock, $.01 par value; 30,000,000 shares authorized;
                  15,980,000 shares issued and outstanding                                        160
            Additional paid in capital                                                            836
            Accumulated deficit                                                               (12,075)

                                    Net capital deficiency                                    (11,079)

       TOTAL                                                                              $     2,189

       See accompanying notes to the financial statements.

                                                        -2-

           eGrail, Inc.

           STATEMENT OF OPERATIONS
           FOR THE YEAR ENDED DECEMBER 31, 2001
           (In Thousands)

           REVENUE:
                Software licenses                                                         $   1,719
                Services                                                                      3,231
                Maintenance                                                                     490
           Total revenue                                                                      5,440

           COST OF REVENUE
                Cost of software revenue                                                          2
                Cost of service revenue                                                       3,045
           Total cost of revenue                                                              3,047

           GROSS PROFIT                                                                       2,393

           OPERATING EXPENSES:
                Sales and Marketing                                                           5,124
                Product Development                                                           2,395
                General and administrative                                                    2,390
           Total Expenses                                                                     9,909

           OPERATING LOSS                                                                    (7,516)

           INTEREST INCOME                                                                       27

           INTEREST EXPENSE                                                                    (854)

           NET LOSS                                                                       $  (8,343)

See accompanying notes to the financial statements

                                                        -3-

eGrail, Inc.

STATEMENT OF CHANGES IN CAPITAL DEFICIENCY
FOR THE YEAR ENDED DECEMBER 31, 2001
(In Thousands, Except Share Data)
                                                                                    Additional
                                                               Common Stock          Paid in       Accumulated
                                                             Shares     Amount       Capital         Deficit            Net
BALANCES AT JANUARY 1, 2000                               9,180,000    $   92      $     -        $  (3,732)      $  (3,640)
     Issuance of warrants to purchase common stock                -         -          122                -             122
     Beneficial conversion feature of convertible                 -         -          714                -             714
       debt
     Exercise of common stock warrant                     6,800,000        68            -                -              68
     Net loss                                                    -          -            -           (8,343)         (8,343)
BALANCES AT DECEMBER 31, 2001                            15,980,000       160      $   836        $ (12,075)     $  (11,079)

See accompanying notes to the financial statements

                                                        -4-

     eGrail, Inc.

     STATEMENT OF CASH FLOWS
     FOR THE YEAR ENDED DECEMBER 31, 2001
     (In Thousands)

      CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                                                   $    (8,343)
          Adjustments to reconcile net loss to net cash used in operating activities:
               Depreciation and amortization                                                                 288
               Issuance of warrants to executive search firm                                                  36
               Amortization of deferred financing costs                                                       83
               Amortization of beneficial conversion feature of convertible debt                             471
               Loss on disposal of fixed assets                                                               13
          Changes in assets and liabilities:
                    Accounts receivable                                                                      509
                    Prepaid expenses and other current assets                                              1,085
                    Accounts payable and accrued liabilities                                                (737)
                    Accrued compensation and benefits                                                        252
                    Accrued liabilities                                                                        1
                    Deferred revenue                                                                        (447)
                    Accrued interest                                                                         276

                                 Net cash used in operating activities                                    (6,513)

      CASH FLOWS FROM INVESTING ACTIVITIES
          Purchases of property and equipment                                                               (142)
          Proceeds from sales of fixed assets                                                                  2
          Purchases of intangible assets                                                                      (2)
                                     Net cash used in investing activities                                  (142)

      CASH FLOWS FROM FINANCING ACTIVITIES
          Payments for debt issuance costs                                                                   (54)
          Proceeds from issuance of convertible debt                                                       6,150
          Proceeds from issuance of preferred stock                                                        1,030
          Proceeds from issuance of common stock                                                              68
          Principal payments on capital lease obligations                                                   (204)
                                 Net cash provided by financing activities                                 6,990

      NET INCREASE IN CASH AND CASH EQUIVALENTS                                                              335
      CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                         518
      CASH AND CASH EQUIVALENTS AT END OF YEAR                                                       $       853
      SUPPLEMENTAL CASH FLOW INFORMATION:
          Interest paid                                                                              $        26
          Non-cash disclosures:
               Beneficial conversion feature of convertible debt                                     $       714
                   Fair value of issuance of warrants for the purchase of common stock               $       122

See accompanying notes to the financial statements.

                                                        -5-

eGrail, Inc.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2001

1.   ORGANIZATION AND NATURE OF OPERATIONS

     eGrail,  Inc. (eGrail or the Company) develops  next-generation web content management solutions that are engineered to address complex  multilanguage, multichannel,  multiuser requirements of global enterprise-class customers.
     eGrail's  object-based  platform brings flexibility to companies seeking to maintain  sites in  multiple  languages  and  deliver  content in  multiple formats while eGrail's open  architecture  interface  supports a variety of major platforms.

     The  Company was  founded in May 1997 under the name GUI Works,  L.L.C.  (a
     Maryland limited liability corporation). In December 1999, GUI Works, Inc., was incorporated in the State of Delaware and merged with GUI Works, L.L.C.
     under the name of GUI Works, Inc., the surviving company. In February 2000,
     GUI Works, Inc., changed its name to eGrail, Inc.

     In October 2000, the Company  incorporated a wholly owned subsidiary in the
     United  Kingdom named eGrail Europe  Limited.  eGrail Europe  Limited was a subsidiary sales and service office focused on serving the European market.
     In July 2001,  this  subsidiary  was  closed.  The  accompanying  financial statements  include the results of operations of the subsidiary through the date of its disposal.

     From the Company's  inception  through June 2000, the Company's  operations generated  sufficient  cash flows to fund the Company's cash needs. In June
     2000, the Company  received a commitment for a private equity  placement of
     $5.1  million,  of which  approximately  $4.07 million had been received at
     December 21, 2000,  and $1.03  million was  received in January,  2001.  In conjunction with the private equity placement received in June, the Company launched  aggressive  growth  plans  requiring  funding  beyond  that being generated from operations.  These growth plans included the development and launch of additional  software  products,  sales  personnel,  marketing and infrastructure, etc.

     In April 2001, the Company's  Board of Directors  approved a  three-for-one stock split.  The accompanying  financial  statements have been adjusted to reflect such stock-split for all periods presented.

     Consistent  with its business plan,  the Company  remains in a growth phase and is  generating  net  operating  losses.  The  Company  has  experienced recurring net operating losses, net cash outflows from operations,  and has negative  working capital.  Management is actively  seeking  financing from existing and new  investors  to meet its  operating  needs and  anticipates securing  funding during fiscal 2002. This uncertainty  raises  substantial doubt  about the  Company's  ability to continue  as a going  concern.  The financial  statements  do  not  include  any  adjustments  relating  to the recoverability  and classification of recorded asset amounts or the amounts and  classification  of  liabilities  that  might be  necessary  should the
     Company be unable to continue as a going concern.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of  Presentation - The  accompanying  financial  statements have been prepared in accordance with accounting principles generally accepted in the
     United States of America.

     Financial  Instruments - The carrying values of the Company's cash and cash
     equivalents,  accounts  receivable,   investments,  accounts  payable,  and
     accrued expenses approximate their fair values.

                                       -6-

     Cash and  Cash  Equivalents  - The  Company  considers  all  highly  liquid investments  with an original  maturity of three  months or less to be cash equivalents. Cash equivalents consist primarily of funds deposited in money market accounts.

     Deferred Interest - Deferred interest represents the unamortized balance of the beneficial  conversion  feature of the  convertible  debt (Note 6). The cost is amortized  to interest  expense over the life of the loan using the effective  interest  method.  The cost basis of the  deferred  interest  at
     December 31, 2001 was  approximately  $714,000 and the related  accumulated amortization was approximately $471,000.

     Deferred   Financing  Costs  -  Deferred   financing  costs  represent  the
     unamortized  transaction  costs  and  value of  stock  warrants  issued  in connection  with the Company's  convertible  debt (Note 6). At December 31,
     2001,   the  cost  basis  of  the   transaction   costs  and  warrants  was
     approximately  $54,000 and  $86,000,  respectively.  The Company  amortizes deferred  financing  costs  to  interest  expense  over  the  life  of  the
     convertible  debt  using  the  effective   interest   method.   Accumulated
     amortization at December 31, 2001 was approximately $83,000.

     Restricted  Cash - The Company holds certain  certificates  of deposit that have been pledged as collateral  to secure  letters of credit issued on the
     Company's  behalf.  These investments are carried at their approximate fair values.

     Property and  Equipment - Property and  equipment  are recorded at cost and depreciated using the  straight-line  method over the estimated useful life of the asset, ranging from one to seven years.

     The Company has entered into certain  leases that are classified as capital leases. The present value of the future lease payments,  which approximates the fair value of the asset  under  lease,  is recorded  as  equipment  and depreciated over its estimated useful life or the lease term,  whichever is shorter.

     As required by Statement of Position ("SOP") 98-1,  Accounting for Costs
     of Computer  Software  Developed or Obtained for Internal  Use,  eGrail
     capitalized  certain  costs  related  to  computer  software  developed  or
     obtained  for  internal  use.   Capitalized  computer  software  costs  are
     depreciated  using  the  straight-line  method  over  the  shorter  of  the estimated life of the software or two years. Normal repairs and maintenance are charged to expense when incurred.

     Intangible  Assets - Intangible  assets primarily consist of costs incurred to establish patents on the Company's software products.  Patents are being amortized using the straight-line method over a period of five years. As of
     December 31, 2001, accumulated  amortization was approximately $17,000. The
     Company  periodically  evaluates  whether  changes have occurred that would require  revision of the remaining  estimated useful life, and based on its most recent assessment, no impairment exists as of December 31, 2001.

     Long-Lived Assets - The Company evaluates its long-lived assets and certain identifiable  intangibles  for  impairment  whenever  events or  changes in circumstances  indicate that the carrying  amount of such assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying  amount of any asset to future net  undiscounted cash  flows  expected  to be  generated  by the asset.  If such  assets are considered to be impaired,  the  impairment to be recognized is measured by the future  discounted  cash flows  compared to the carrying  amount of the asset. Based on managements' most recent analysis,  assets are not impaired at December 31, 2001.

     Income Taxes - The Company provides for income taxes in accordance with the liability  method.  Under this method,  deferred tax assets and liabilities are determined  based on differences  between  financial  reporting and tax bases of assets and  liabilities  and are  measured  using the  enacted tax rates  and  laws  expected  to  be  in  effect  when  the  differences  are

                                      -7-

     anticipated  to  reverse.  Deferred  tax assets are  reduced by a valuation allowance  when, in the opinion of  management,  it is more likely than not that some  portion or all of the  deferred tax assets will not be realized.
     The  Company  has  provided  a full  valuation  allowance  against  its net deferred tax asset as of December 31, 2001.

     Revenue  Recognition - Revenue is recognized when persuasive evidence of an agreement  exists,  the product or service has been  delivered,  the fee is fixed or determinable, and collection of the fee is probable. The Company's revenue  recognition  policies are in compliance with American Institute of
     Certified Public Accountants  Statements of Position 97-2, Software Revenue
     Recognition  (SOP  97-2);  SOP 98-4,  Deferral of the  Effective  Date of a
     Provision of SOP No. 97-2(SOP 98-4); and SOP 98-9, Modification of SOP No.
     97-2 with Respect to Certain  Transactions  (SOP 98-9). The Company had not
     established vendor-specific objective evidence (VSOE) of fair value for its software  licenses,  maintenance  services or  professional  services as of
     December 31, 2000. For those agreements that include more than one element, for which there is no VSOE, the Company recognizes revenue ratably over the term of the agreement,  which is generally 12 months. During the year ended
     December  31,  2001,  the  Company  established  VSOE for some  maintenance services  through the existence of stated  renewal rates in the  contracts.
     For those  agreements  that  include  more than one  element for which VSOE exists for all  undelivered  elements,  the  Company  generally  recognizes revenue using the residual method as specified in SOP 98-9.

     For the year ended  December 31, 2000,  certain of the  Company's  software license  agreements  included a significant  discount on future upgrades of the software then under license. The term of these agreements was generally one year.  The Company had not  completed  the  upgrades as of December 31,
     2000, nor had the Company  established VSOE of fair value for the upgrades.
     In accordance with SOP 97-2, the Company  deferred all revenues  associated with the software  license  agreements  that contained  discounts on future upgrades.

     For those agreements where the Company provides  significant  customization of its  software,  the  Company  recognizes  revenues  in  accordance  with contract  accounting  principles,  generally on a  percentage-of-completion basis.  The Company  measures  percentage  completion  based on labor-hours incurred in relation to total estimated labor-hours associated with a given project. The Company recognizes these revenues as service revenues.

     The Company provides  professional  services through separate  professional service agreements on a time-and-materials  basis.  Revenues are recognized as the services are performed. The Company records these amounts as service revenues.  The Company  provides  maintenance  and  support  services on an annual fee basis paid  annually at the  inception  of the  maintenance  and support  contract  and on renewal  dates.  Since  these fees are related to services  provided during the term of the agreement,  revenue is recognized ratably over the term of the contract.

     Use of Estimates - The  preparation  of financial  statements in conformity with  accounting  principles  generally  accepted  in the United  States of
     America  requires  management to make estimates and assumptions that affect the amounts reported in the financial  statements and  accompanying  notes.
     Actual results could differ from those estimates.

     Comprehensive  Income - No difference exists between the Company's net loss and comprehensive income.

     Computer Software Development Costs - All costs in the software development process that are  classified  as research and  development  are expensed as
     incurred  until  technological  feasibility  has  been  established.   Once
     technological feasibility has been established,  such costs are capitalized

                                      -8-

     until the software has  completed  testing and is generally  available  for sale. To the extent the Company retains the rights to software  development funded by third parties,  such costs are capitalized in accordance with the
     Company's normal  accounting  policies.  The period between  achievement of technological  feasibility until the general  availability of such software to customers has been short and software  development  costs qualifying for capitalization  have  been  insignificant.  Accordingly,  no  amounts  were capitalized for the year ended December 31, 2001.

     Stock - Based Compensation  - The  Company  accounts  for  its  stock-based compensation in accordance with Accounting Principles Board ("APB") No. 25,
     Accounting for Stock Issued to Employees.  The Company's  stock options are generally  issued with the strike  price  greater than or equal to the fair market  value of the  underlying  common  stock on the date of grant.  As a result, the Company has not recognized compensation expense associated with its stock option plan.

     The Company provides disclosures in its financial statements as required by
     Statement of Financial  Accounting  Standards ("SFAS") No. 123,  Accounting
     for Stock-Based Compensation. SFAS No. 123 requires the Company to disclose the pro forma  effects on its results of  operations  as if the Company had followed the fair value methodology of accounting for stock options.

     Significant  Customers  - During  2001,  a single  customer  accounted  for approximately  72% of total billings and approximately 61% of the Company's recognized revenue.

     Concentration  of Credit Risk - Financial  instruments,  which  potentially subject the Company to concentrations of credit risk,  consist primarily of cash and cash equivalents and accounts receivable. The Company deposits its cash with high credit quality financial  institutions,  which at times, may be  in  excess  of  the  Federal  Deposit  Insurance  Corporation  ("FDIC")
     insurance limits. With respect to accounts receivable, the Company performs ongoing credit  evaluations  of its  customers,  generally does not require collateral,  and  maintains an allowance  for  doubtful  accounts  based on historical bad debt experience and management's expectations.

3.   LETTERS OF CREDIT

     During  2000,  eGrail  obtained  letters of credit  totaling  approximately
     $73,000  to  facilitate  leases of  equipment.  Interest  accrues  on draws against the balance at London  InterBank  Offered Rate ("LIBOR") plus 2.0%.
     The letters of credit do not have any financial  covenants.  The letters of
     credit  are   collateralized  by  the  Company's   investments  in  certain
     certificates of deposit.  There were no draws against the letters of credit during the year ended December 31, 2001.

                                      -9-

4.   PROPERTY AND EQUIPMENT

     Property and  equipment  consist of the  following at December 31, 2001 (in thousands):

           Computer equipment                                       $      642
           Office equipment                                                 23
           Furniture and fixtures                                           60
           Leasehold improvements                                           14
                     Total property and equipment                          739
           Less accumulated depreciation and amortization                 (382)
           Property and equipment, net                              $      357

     Property and equipment  includes  computer  equipment  under capital leases
     totaling  approximately  $367,000  at  December  31,  2001.   Approximately
     $197,000  related to this  equipment  under  capital  lease is  included in
     accumulated   depreciation   and  amortization   above.   Depreciation  and
     amortization  expense related to property and equipment,  including  assets under  capital  lease,  for the  year  ended  December  31,  2001,  totaled approximately $279,000.

5.    COMMITMENTS

     The Company has entered  into two  operating  lease  agreements  for office space expiring  through  September 30, 2005. The leases contain clauses for payment of real estate  taxes,  insurance,  and operating  costs.  In April
     2001, the Company terminated one of these operating leases and subsequently made a lease  termination  payment of  $193,750 in full  settlement  of all obligations  under the lease . The Company has  entered  into a  three-year operating phone lease that expires in 2003.

     Expenses   related  to  operating   leases  were  $458,700   (includes  the
     above-referenced lease termination payment) for the year ended December 31,
     2001.  Future minimum lease payments,  by year and in the aggregate,  under these  noncancelable  operating  leases at  December  31 are as follows (in thousands):

                     2002                  $       195
                     2003                          149
                     2004                          120
                     2005                           61
                                           $       525

     The  Company is the  lessee of  computer  equipment  under  capital  leases expiring at various times  beginning in March 2002 through March 2003.  The assets and  liabilities  under capital  leases are recorded at the lower of the present value of the future minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives of two years.  Depreciation  of assets under capital  leases is included in depreciation expense for 2001.

                                      -10-

     Minimum  future lease payments under capital leases as of December 31, 2001 are as follows (in thousands):

          Future Payments on Capital Leases

          2002                                                 $   144
          2003                                                       5

          Total minimum lease payments                             149
          Less:  Amount representing interest                       (8)
          Present value of net minimum lease payments          $   141

6.    CONVERTIBLE DEBT

     During March 2001 to July 2001, the Company issued $3.09 million of Secured
     Convertible  Promissory Notes (the Notes). The Notes were amended in August
     2001 to increase the total amount of funds  available  under the Notes from
     $3.09 million to $7.94 million.  The Notes are secured by substantially all of the  Company's  assets.  The notes  bear a 10%  interest  rate per annum compounded quarterly, payable on the maturity date of February 28, 2002, or on the date the entire outstanding  principal is paid in full (Note 12). As of December 31,  2001,  the Company had  borrowed  $6.2  million  under the
     Notes.  The total  balance  outstanding  as of  December  31,  2001 is $6.4 million, which includes approximately $276,000 of accrued, unpaid interest.

     At the holders' option,  the notes and all accrued interest are convertible at any time on or before the maturity date into an equivalent amount of any class of the  Company's  equity at 90% of the  issuance  price.  Total fair value  of the  10%  beneficial  conversion  feature  was  determined  to be
     $714,000,  based on the fair market value of the Company's  common stock on the date of each note issuance.

     The estimated fair value of this beneficial  conversion feature is recorded as Deferred  Interest and is expensed over the remaining term of the Notes.
     For the twelve  months  ended  December  31,  2001,  $470,616  of the total deferred interest expense was recognized as interest expense.

     As consideration  for the increase in the amount available under the Notes, the Company issued  warrants for  approximately  7 million shares of common stock to the holders of the secured convertible debt. Such warrants, with a life of ten years,  allow the holders to purchase  common stock at any time from the Company for the exercise  price of $0.01 per share.  The estimated fair value of these  warrants upon issuance was  approximately  $86,000 and was  determined  using the  Black-Scholes  option-pricing  model  using the following assumptions:

             Risk-free interest rate            5.09%
             Term of Warrant                    10 years
             Expected stock volatility          123%

     The estimate  fair value of the  warrants  has been  recorded as a Deferred
     Financing Cost and is amortized ratably over the term of the Notes. For the year ended December 31, 2001,  $48,057 was included in interest  expense as amortization of this deferred loan cost.

                                      -11-

7.    INCOME TAXES

     At December 31, 2001,  the Company had a net  operating  loss  carryforward
     (NOL) of  approximately  $9.8 million  that  expires in the year 2021.  The realization  of the benefit of the NOL is dependent on  sufficient  taxable income in future  fiscal  years.  Lack of future  earnings,  changes in the ownership of the Company, or the application of the alternative minimum tax rules could adversely affect the Company's ability to utilize the NOL.

     The Company's net deferred tax assets at  December 31, 2001 were as follows
     (in thousands):

        Gross deferred tax assets:
            Net operating loss carryforward                  $      3,780
            Other                                                     497
                 Total gross deferred tax assets                    4,277
        Deferred tax liabilities                                      (52)
                                                                    4,225
        Less: Valuation allowance                                  (4,225)

        Net deferred tax assets                              $          -

     At December 31, 2001,  the Company's net deferred tax asset is fully offset by a valuation allowance. The Company will continue to assess the valuation allowance  and, to the extent it is  determined  that such  allowance is no longer required,  the tax benefit of the remaining deferred tax assets will be  recognized.  The net increase in the  valuation  allowance for the year ended December 31, 2001 was approximately $2.8 million.

8.    CAPITAL DEFICIENCY

     Common Stock - In October  2001,  the Company  issued  6,800,000  shares of common stock from the  exercise of warrants to purchase  common stock (Note
     6). Net proceeds from these issuance amounted to $68,000.  The Company used the proceeds  for general  operating  purposes.  The shares of common stock reserved for the exercise of issued and unissued  common stock  options are
     3,239,238.

     Stock Purchase  Warrants - In  connection  with retaining the Company's Chief
     Executive  Officer,  the Company  granted a warrant to an executive  search firm to purchase 115,077 shares of the Company's common stock for $0.81 for a period of seven  years.  As the  warrant  was  granted  to a third  party recruiting  firm, the Company  recorded expense equal to the estimated fair value of the warrants totaling approximately $36,000.

     Stock  Incentive  Plan - During  the year  ended  December  31,  2000,  the
     Company's  Board of Directors  approved the Company's 2000 Stock  Incentive
     Plan (the Plan). The Plan provides for the granting of stock options, stock appreciation  rights,  restricted  stock,  performance  awards,  and  other stock-based awards.

     During the year ended December 31, 2001,  the Company's  Board of Directors granted 1,055,930 stock options, net of cancellations  through December 31,
     2001, to certain  officers and  employees at an exercise  price at or above
     100% of fair market value of the shares  underlying the options on the date of grant.  Accordingly,  no  compensation  expense was  recorded  for these options. These options expire ten years from the date of vesting. The stock options granted vest over a period of three years.

                                      -12-

     The  Company has adopted the  disclosure  provisions  of SFAS No. 123.  Had compensation  expense for the Company's  stock option plan been  determined based  upon  fair  value  at the  grant  date  for  awards  under  the Plan consistent with the underlying  methodology  prescribed under SFAS No. 123, the  Company's  net loss for the year ended  December 31, 2001,  would have been greater by approximately $413,000.

     The fair value of the options  granted  during the year ended  December 31,
     2001 is estimated at a weighted average per option of $0.28, on the date of the grant, using the Black Scholes  option-pricing model with the following assumptions:  a dividend yield of 0%, a weighted average risk-free interest rate of 6.14%,  expected  volatility  of 118%,  and an expected life of 3.5 years from date of grant.

     A summary of the stock option activity is as follows:

                                                                       Weighted-Average
                                                       Shares            Exercise Price

         Outstanding at January 1, 2001             1,199,904              $     0.48
                 Granted                            2,647,334                    0.79
                 Canceled                          (1,591,404)                   0.57

         Outstanding at December 31, 2001           2,255,834              $     0.78
         Exercisable at December 31,  2001            483,133              $     0.76

     The following tables summarize information about stock options and warrants outstanding and exercisable at December 31, 2001:

                               Stock Options Outstanding                      Warrants Outstanding

         Range of                          Weighted-Average                              Weighted-Average
         Exercise         Number of      Remaining Contractual         Number of       Remaining Contractual
          Prices           Shares           Life (in years)             Shares           Life (in years)

          $  0.01              -                      -                 204,000                    9.8
          $  0.17           54,000                   8.3                      -                      -
          $  0.50           16,500                   8.5                      -                      -
          $  0.67          127,500                   8.8                      -                      -
          $  0.81        2,057,834                   9.4                115,077                    6.2
                         2,255,834                   9.3                319,077                    5.9

                                      -13-

                          Stock Options Exercisable                       Warrants Exercisable

 Range of                           Weighted-Average                                Weighted-Average
 Exercise         Number of       Remaining Contractual          Number of        Remaining Contractual
  Prices           Shares            Life (in years)              Shares             Life (in years)

 $  0.01                -                      -                   204,000                     9.8
 $  0.17             27,000                   8.3                        -                       -
 $  0.50              6,875                   8.5                        -                       -
 $  0.67             35,000                   8.7                        -                       -
 $  0.81            414,258                   9.3                  115,077                     6.2

                    483,133                   9.2                  319,077                     5.9

9.      PREFERRED STOCK

     During the year ended  December 31, 2000,  the Company  issued 1.69 million shares  of its  Series A 8%  Convertible  Redeemable  Preferred  Stock  for
     approximately  $4.07 million.  In January 2001, as part of the same private equity  placement,  the Company  issued  423,142  additional  shares of its
     Series A preferred stock for approximately $1.03 million (collectively, the
     Preferred Shares).

     The Preferred  Shares have an annual  dividend rate of 8% payable only when declared  by the  Company's  Board of  Directors  out of legally  available funds,  upon liquidation of the Company (other than a sale of the company), at the option of the holder upon the consummation of a sale of the Company, or at the option of the holder upon the consummation of a sale or exclusive license  of all,  or a  material  portion,  of the  Company's  intellectual property.  Dividends are cumulative  from the date of issuance.  Cumulative unpaid dividends as of December 31, 2001, were approximately $614,000.

     The Preferred Shares are redeemable, in whole or in part, by the holder any time after the third  anniversary from the date of issuance or in the event the  Company  does not comply with the  provision  of the  preferred  stock agreement.  The  Preferred  Shares are to be redeemed by the Company at the greater of the  liquidation  value or the fair market  value on the date of redemption.  The liquidation  value is equal to the original issuance price for each share,  as adjusted for stock splits,  dividends,  combinations or other  recapitalizations  with respect to such share,  plus all accrued and unpaid dividends.

     The Preferred Shares are convertible, in whole or in part, at the option of the holder into common shares of stock at a three for one ratio, subject to adjustment in certain circumstances.

     Holders of the Preferred Shares rank senior to the common  shareholders and have the same voting rights as common shareholders.

10.   CONTINGENCIES

     The Company is a party in various legal  proceedings  and potential  claims arising in the  ordinary  course of business.  Management  does not believe that the resolution of these matters will have a material adverse effect on the Company's financial position or results of operations.

                                      -14-

     MicroStrategy vs. eGrail et al., Virginia: Circuit Court of Fairfax County,
     Case No.  195282.  In this  lawsuit,  MicroStrategy  alleges,  among  other things,  that Joseph Payne,  the Company's  President and CEO, had breached his  MicroStrategy  Agreement  dated  on or about  April  22,  1999,  which agreement  purportedly imposes certain restrictive  covenants on Mr. Payne.
     The lawsuit also alleges,  among other things,  tortuous  interference with contract by the  Company.  MicroStrategy  is seeking  relief and damages of
     $11.5 million. On April 2, 2002,  MicroStrategy entered a voluntary nonsuit in the case  pursuant to which the case  was  dismissed.  On April 4, 2002,
     Microstrategy  re-filed its case in  MicroStrategy  Incorporated v. eGrail,
     Inc., et al., Virginia:  Circuit Court of Fairfax County,  Case No. 177631.
     MicroStrategy is asserting the same claims that were voluntarily  dismissed in the prior suit, and in the second case, MicroStrategy added as defendant one of eGrail's  preferred stock investors and a principal of the preferred stock  investor.  The new case seeks  injunctive  relief and $18 million in damages.  Management  believes these claims to be without merit and intends to vigorously defend this case. The Company is unable,  however, to predict the outcome of this case, or  reasonably  estimate a range of possible loss given the current status of the litigation.

11.   RELATED PARTY TRANSACTIONS

     The Company  paid  $37,500  for  management services  to a related - party,
     Mercator   Management  LLC,  the  general  partner  of  Mercator  Broadband
     Partners,  LP.  Mercator  Broadband  Partners,  LP is the majority owner of
     eGrail's Preferred Shares (Note 9).

12.   SUBSEQUENT EVENTS

     During February 2002, the maturity date of the convertible  debt note (Note
     6) was extended to May 28, 2002. As  consideration  for the extension,  the
     Company issued additional  warrants for approximately one million shares of preferred  stock to the  holders  of the  secured  convertible  debt.  Such warrants, with a life of ten years, allow the holders to purchase preferred stock  at any time  from the  Company for the  exercise  price of $0.01 per share.

     On April 2, 2002,  the Company sold certain assets of eGrail for $9 million plus the assumption of  approximately  $600,000 of eGrail's net liabilities over book asset value.

                                   * * * * * *

                                      -15-